Exhibit 31.1

Certification of Chief Executive Officer

I, John M. Slusser certify that:

1.      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Performance Technologies, Incorporated;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 29, 2011                                                              By:/s/   John M. Slusser

                                                                                                               John M. Slusser

                                                                                                               Chief Executive Officer